UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2006

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

H. Lee Curtis, our President — BridgeStreet Corporate Housing, entered into an amended and restated employment agreement with us on August 10, 2006. Under the agreement, Mr. Curtis will serve for a new term of three years. The agreement automatically renews on a year-to-year basis after the initial term unless terminated in accordance with certain provisions of the agreement. Mr. Curtis is paid an annual base salary of $257,000, which may be increased from time to time, and is eligible for an annual bonus equal to an amount between 0% and 90% of his base salary, depending upon the achievement of predefined performance goals, as well as a one time bonus, at the sole discretion of the Company, if he retains his title for a specified period of time following a change of control of BridgeStreet. He is also eligible (i) to participate in employee incentive plans, as established by the compensation committee, and (ii) up to $5,000 annually towards the premium of a life insurance and/or disability policy. The agreement may be terminated with or without cause by us, and with or without "good reason" by Mr. Curtis. If his employment is terminated by the Company other than for cause, or by Mr. Curtis for "good reason," we will provide him with the following severance benefits: 1) Mr. Curtis will be paid one times the sum of his annual salary and the amount of his bonus for the preceding year (the multiplier will increase to two times in connection with a change of control (of either the Company or BridgeStreet); 2) all his unvested stock options will immediately vest and become exercisable for one year; 3) all his unvested restricted stock will immediately vest and become free of all contractual restrictions; and 4) we will continue to provide health and dental benefits for 18 months, or until he obtains benefits from another employer. If the agreement is terminated due to Mr. Curtis’ death or disability, he or his heir will receive the following benefits: (i) payment for one year of any compensation due Mr. Curtis under his employment contract; (ii) immediate vesting of any unvested portion of the executive’s stock options and the rights to exercise those options and all previously vested and unexercised options continue for one year after they vest; and (iii) shares of restricted stock previously granted shall become free from all contractual restrictions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

August 14, 2006	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: Executive Vice President and General Counsel